SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

RANGER GOVERNANCE, LTD.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EXPLANATORY NOTE

        Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.

Table of Contents

Ranger advertisement published in the Wall Street Journal, dated as of August 20, 2001	Item 1

Contents of Item 1

A Message to
Computer Associates Shareholders

ISS - YES

ISS RECOMMENDS RANGER’S
SLATE OF FOUR NOMINEES

On August 20, 2001, Institutional Shareholder Services (ISS), the nation’s leading independent proxy advisory firm, recommended that Computer Associates shareholders vote FOR the Ranger Governance nominees.

In reaching its decision to recommend that CA shareholders vote FOR the four Ranger Governance nominees, ISS noted that:

“...CA’s current board is much in need of an injection of aggressively independent new blood.”*†

“CA is much in need of a clean break from its past, and in particular from the influence of Mr. Wang, whose continued presence on the board depresses investor confidence in the progress being made.”*†

“With the addition of four Ranger nominees who cannot by even the most skeptical observer be regarded as pliant to management, the company benefits by addition–the addition of credibility, of trust, and of confidence that accounting practices will not be needlessly obfuscatory, that executive compensation will be subjected to meaningful scrutiny, and that customer and employee relations will be given foremost priority.”*†

The Ranger Nominees: A Better Way for CA

Even if you have sent a white proxy card to Computer Associates, you have every right to change your vote. You may revoke that proxy, and vote as recommended by ISS, by signing, dating and mailing the GREEN Proxy.

If you have any questions on how to vote your shares, please call our proxy solicitor:

MORROW & CO., INC. at (800) 607-0088.

Ranger urges all shareholders to read its definitive proxy statement and its letter to shareholders regarding its minority slate, both of which contain important information. Ranger’s definitive proxy statement was filed with the Securities and Exchange Commission on July 27, 2001. The letter regarding its minority slate was filed with the Securities and Exchange Commission on August 17. Both are available on Ranger’s website at www.rangergov.com.
*Permission to use quotations neither sought nor obtained.
† Institutional Shareholder Services Analysis dated August 20, 2001